Birmingham, Alabama January 10, 2006

ADDENDUM VI

This Addendum VI (“Addendum VI”) is an addendum to the July 27, 2005 Real Estate Note (“Note”) executed by D. W. Grimsley, Jr., on behalf of Automotive Services Group, LLC (“ASG”) (the “Undersigned”), the Future Advance Mortgage Assignment of Rents and Leases and Security Agreement (“Security Agreement”) executed by the Undersigned on July 27, 2005, Addendum I (“Addendum I”) dated August 10, 2005, Addendum II dated September 23, 2005 (“Addendum II”), Addendum III dated October 20, 2005 (“Addendum III”), Addendum IV dated December 7, 2005 (“Addendum IV”) and Addendum V dated December 22, 2005 (“Addendum V”). The Note, Security Agreement and Addendum I, II, III, IV and V are fully incorporated by reference in this Addendum VI.

The Undersigned, for value received, promises to pay to the order of AULT GLAZER BODNAR ACQUISITION FUND, LLC, the sum of one hundred twenty eight thousand six hundred ninety eight dollars ($128,698.00) (“Advance”) together with interest upon the unpaid portion thereof from the date at the rate of three percent (3%) above the “Prime Rate” as published in The Wall Street Journal. This advance was to fund construction costs. This note is secured by mortgage on real estate, executed to the payee herein.

This Addendum VI fully incorporates by reference the Note, Security Agreement and Addendum I, II, III, IV and V for an aggregate Advance to date in the amount of $1,243,536.00.

This Addendum VI is given, executed and delivered under the seal of the Undersigned.

Automotive Services Group, LLC

/s/ D.W. Grimsley
By: Darrell W. Grimsley, Jr.